UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2020

Atlantic Capital Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-37615	20-5728270
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

945 East Paces Ferry Rd. NE, Suite 1600

Atlanta, Georgia 30326

(Address of principal executive offices) (Zip code)

(404) 995-6050

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, no par value	ACBI	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Definitive Material Agreement.

On August 20, 2020, Atlantic Capital Bancshares, Inc. (the “Company”) entered into a Subordinated Note Purchase Agreement (the “Purchase Agreement”) with certain qualified institutional buyers and accredited investors (the “Purchasers”) pursuant to which the Company sold and issued $75.0 million in aggregate principal amount of its 5.50% Fixed to Floating Rate Subordinated Notes due 2030 (the “Notes”). The Notes were offered and sold by the Company to eligible purchasers in a private offering in reliance on the exemption from the registration requirements of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the provisions of Regulation D promulgated thereunder (the “Private Placement”). The Company intends to use the net proceeds from the offering for general corporate purposes, including support for organic growth plans and support for bank level capital ratios, as well as possible future redemption of callable subordinated notes.

The Notes have a ten-year term and, from and including the date of issuance to but excluding September 1, 2025, will bear interest at a fixed annual rate of 5.50%, payable semi-annually in arrears, for the first five years of the term. From and including September 1, 2025 to but excluding the maturity date or early redemption date, the interest rate shall reset quarterly to an interest rate per annum equal to a benchmark rate (which is expected to be Three-Month Term Secured Overnight Financing Rate (“SOFR”), as published by the Federal Reserve Bank of New York) plus 536.3 basis points, payable quarterly in arrears. As provided in the Notes, under specified conditions the interest rate on the Notes during the applicable floating rate period may be determined based on a rate other than Three-Month Term SOFR.

The Notes are redeemable, in whole or in part, on September 1, 2025, on any interest payment date thereafter, and at any time upon the occurrence of certain events. The Purchase Agreement contains certain customary representations, warranties and covenants made by the Company, on the one hand, and the Purchasers, severally and not jointly, on the other hand.

On August 20, 2020, in connection with the sale and issuance of the Notes, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers. Under the terms of the Registration Rights Agreement, the Company has agreed to take certain actions to provide for the exchange of the Notes for subordinated notes that are registered under the Securities Act and have substantially the same terms as the Notes (the “Exchange Notes”). Under certain circumstances, if the Company fails to meet its obligations under the Registration Rights Agreement, it would be required to pay additional interest to the holders of the Notes.

The Notes were issued under an Indenture, dated August 20, 2020 (the “Indenture”), by and between the Company and U.S. Bank National Association, as trustee. The Notes are not subject to any sinking fund and are not convertible into or, other than with respect to the Exchange Notes, exchangeable for any other securities or assets of the Company or any of its subsidiaries. The Notes are not subject to redemption at the option of the holder. The Notes are unsecured, subordinated obligations of the Company only and are not obligations of, and are not guaranteed by, any subsidiary of the Company. The Notes rank junior in right to payment to the Company’s current and future senior indebtedness. The Notes are intended to qualify as Tier 2 capital for regulatory capital purposes.

The form of Purchase Agreement, the form of Registration Rights Agreement, the Indenture and the form of Note are attached as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Notes are summaries and are qualified in their entirety by reference to the relevant Exhibits to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 and the full text of the Indenture and form of Note, which are attached hereto as Exhibits 4.1 and 4.2, respectively, are incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On August 20, 2020, the Company issued a press release announcing the completion of the Private Placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with the Private Placement, the Company delivered an investor presentation to potential investors on a confidential basis, a copy of which is furnished herewith as Exhibit 99.2.

The information furnished herewith pursuant to this Item 7.01 and Exhibits 99.1 and 99.2 of this Current Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events

On August 21, 2020, the Company submitted a redemption notice to the Issuing and Paying Agent to redeem 100% of the Company’s 6.25% Fixed-to-Floating Rate Subordinated Notes Due 2025 in aggregate principal amount of $50,000,000. Pursuant to the terms and conditions of the notes, the Company will redeem the notes five years prior to their scheduled maturity on September 30, 2020. The total redemption payment will equal the principal amount plus accrued and unpaid interest.

Additionally, the Company intends to resume its previously announced share repurchase program (the “Repurchase Program”). The Company previously disclosed that it had paused the Repurchase Program as part of its holding company liquidity planning in response to the COVID-19 pandemic. Further information regarding the Repurchase Program can be found in Item 8.01 of the Company's Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on March 6, 2020, which is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act, including but not limited to statements about the anticipated use of net proceeds from the offering, the Exchange Offer and other matters. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking statements presented in this Current Report on Form 8-K are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this Current Report on Form 8-K. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Factors that could cause such differences include, but are not limited to, general economic conditions, the impact of the COVID-19 pandemic, changes in interest rates, regulatory considerations, competition and market expansion opportunities, changes in non-interest expenditures or in the anticipated benefits of such expenditures, the receipt of required regulatory approvals, and changes in tax laws. Atlantic Capital undertakes no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements as a result of, among other factors, the risks and uncertainties described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Atlantic Capital’s Annual Report on Form 10-K, as supplemented by our Current Report on Form 8-K filed on April 23, 2020, and Quarterly Reports on Form 10-Q.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits: The following exhibits are filed as part of this report:

Exhibit No.	Description
4.1	Indenture, dated as of August 20, 2020, by and between Atlantic Capital Bancshares, Inc. and U.S. Bank National Association, as trustee.

4.2	Form of 5.50% Fixed-to-Floating Subordinated Note due 2030 of Atlantic Capital Bancshares, Inc.

10.1	Form of Subordinated Note Purchase Agreement, dated as of August 20, 2020, by and among Atlantic Capital Bancshares, Inc. and the Purchasers.*

10.2	Form of Registration Rights Agreement, dated as of August 20, 2020, by and among Atlantic Capital Bancshares, Inc. and the Purchasers.

99.1	Press Release of Atlantic Capital Bancshares, Inc., dated August 20, 2020

99.2	Investor Presentation of Atlantic Capital Bancshares, Inc.

104	Cover page in Inline XBRL format

*	Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC CAPITAL BANCSHARES, INC.

Dated: August 21, 2020	By:	/s/ Patrick T. Oakes
	Name:	Patrick T. Oakes
	Title:	Executive Vice President and Chief Financial Officer